UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2020

Purple Innovation, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37523	47-4078206
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 N. Chapel Ridge Rd., Suite 200
Lehi, Utah	84043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 756-2600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PRPL	The NASDAQ Stock Market LLC
Warrants to purchase one-half of one share of Class A Common Stock	PRPLW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 20, 2020, Purple Innovation, LLC (the “Company”) and Purple Innovation, Inc. (the “Parent”) entered into a Waiver and Consent to Amended and Restated Credit Agreement (the “Waiver”) with Coliseum Capital Partners, L.P., Blackwell Partners LLC-Series A, and Coliseum Co-Invest Debt Fund, L.P. (collectively the “Lenders”). All defined terms used herein and not otherwise defined herein shall have the meanings set forth in the Amended and Restated Credit Agreement dated as of February 26, 2019 by and among the Company and Lenders, as amended. Adam Gray is a principal of the Lenders and a director of the Parent.

The Waiver provides that should there be a Change of Control Transaction prior to September 30, 2020, in which InnoHold, LLC (“InnoHold”) ceases to retain an ownership interest in Parent of 25% or more of the aggregate equity interests in Parent, the Event of Default from any such future Change of Control Transaction is prospectively waived upon the following conditions: (a) the execution and delivery of this Waiver; (b) an increase to the principle amount of the loan owing to Lenders in the amount of the current prepayment premium which is 6% of the then outstanding principle amount of the loan; (c) an increase in the interest on the loan to the Default Rate until all obligations under the Amended and Restated Credit Agreement have been paid in full; and (d) no other Event of Default occurred and is continuing or caused as a result of giving effect to this Waiver. The increase in the principle amount of the loan and the Default Rate will not occur as a condition of this Waiver until, if ever, a Change of Control Transaction occurs before September 30, 2020. If there is a Change of Control Transaction during this period, the Company will have the right to payoff the loan and no additional prepayment premium will be owed. The Waiver also provides that there will be no Change of Control Transaction and no Default or Event of Default as a result of actions of third parties, such as the issuance of shares upon the exercise of options or warrants, that cause InnoHold’s ownership interest in Parent to drop below 25% but no lower than 24%.

Except as expressly amended and modified by the Waiver, the provisions of the Amended and Restated Credit Agreement, remain in full force and effect.

The foregoing description of the Waiver does not purport to be complete and is qualified in its entirety by reference to the Waiver, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference in this Current Report on Form 8-K.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information included in Item 1.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT INDEX

Exhibit Number	Description
10.1	Waiver and Consent to Amended and Restated Credit Agreement dated August 20, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 21, 2020	PURPLE INNOVATION, INC.

	By:	/s/ Craig L. Phillips
Craig L. Phillips
Chief Financial Officer

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